UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois 60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in its current report on Form 8-K filed on June 2, 2014, Stericycle, Inc.’s appointment of Daniel V. Ginnetti, 46, as Executive Vice President and Chief Financial Officer became effective on August 1, 2014. In the role of CFO, Mr. Ginnetti succeeds Frank J.M. ten Brink, who will continue at Stericycle as Senior Vice President, Mergers and Acquisitions.

Mr. Ginnetti joined Stericycle as Area Vice President of Finance in 2003. In 2004 he was promoted to Area Vice President for Stericycle’s Western, and later, Midwestern business units. Following that, he was promoted to Senior Vice President of Operations for the United States and Canada. Prior to joining Stericycle, Mr. Ginnetti held various finance and accounting positions with The Ralph M. Parsons Company, a worldwide engineering firm, and Ryan Herco Products Corp., a national industrial plastics distributor. Mr. Ginnetti has a BS degree in Business Economics from the University of California, Santa Barbara.

There are no family relationships between Mr. Ginnetti and any director, executive officer or person nominated or chosen by Stericycle to become a director or executive officer of the company and there are no transactions between Mr. Ginnetti and Stericycle that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2014		Stericycle, Inc.

	By:	/s/ DANIEL V. GINNETTI

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer